(212) 408-6900                                                        Letterhead
                                                                Werner & Kennedy
                                                                   1633 Broadway
                                                              New York, NY 10019






                                 April 28, 1997

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484

        Re: Post-effective Amendment No. 7 to Form N-4 filed by American Skandia
                Life Assurance Corporation, Depositor, and American Skandia Life Assurance Corporation Variable Account B (Class 2 Sub-Accounts),
                                                                      Registrant
                                                      Registration No.: 33-56770
                                                Investment Company No.: 811-8248


Dear Mesdames and Messrs.:

         You have requested us, as general counsel to American Skandia Life Assurance Corporation ("American Skandia"), to furnish you with this opinion in connection with the above-referenced registration statement by American Skandia, as Depositor, and American Skandia Life Assurance Corporation Variable Account B (Class 2 Sub-Accounts) ("American Skandia Variable Account B Class 2 Sub-Accounts) as Registrant, under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, Registration Statement No. 33-56770, Investment Company Act No. 811-8248, (the "Registration Statement") of a certain Variable Annuity Contract (the "Contract") that will be issued by
American Skandia through American Skandia Variable Account B (Class 2 Sub-Accounts).

         We have made such examination of the statutes and authorities, corporate records of American Skandia, and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed.

         In our examinations, we have assumed to genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of American Skandia and others.

         Based upon the foregoing, we are of the opinion that:

     1. American Skandia is a validly existing corporation under the laws of the State of Connecticut.


American Skandia
Life Assurance Corporation
Page 2



     2. American Skandia Variable Account B (Class 2 Sub-Accounts) is validly existing as a separate account pursuant to the laws of the State of Connecticut.

     3. The form of the Contract has been duly authorized by American Skandia, and has been or will be filed in states where it is eligible for approval, and upon issuance in accordance with the laws of such jurisdictions, and with the terms of the Prospectus and the Statement of Additional Information included as part of the Registration Statement, will be valid and binding upon American Skandia.

     We represent that the above-referenced Post-effective Amendment No. 7 to the Registration Statement does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

     We hereby consent to the use of this opinion as an exhibit to the above-referenced Registration Statement of American Skandia on Form N-4 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and to the reference to our name under the heading "Legal Experts" included in the Registration Statement.


                                                     Very truly yours,



                                                     /s/WERNER & KENNEDY



       (W&K33-56770)